UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2014

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22945 (Commission File Number)	13-3169913 (I.R.S. Employer Identification No.)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following are the voting results on each matter submitted to the Company’s shareholders at the Company’s Annual Shareholder Meeting held on May 5, 2014. The proposals below are described in detail in the Company’s Proxy Statement which was filed with the Securities and Exchange Commission on April 17, 2014. At the Annual Meeting, the following proposals were approved.

1.	The following nominees were elected to serve as directors by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Srinivasaiyer Jambunathan	1,993,757	190	10,570
Kishan Grama Ananthram	1,993,757	190	10,570
Divya Ramachandran	1,978,697	15,250	10,570
Viraj Patel	1,993,757	190	10,570

2.	The appointment of Mercadien, P.C. as the Company’s independent registered public accounting firm for the 2014 fiscal year was approved by the following vote:

For	Against	Abstentions	Broker Non-Votes
2,004,517	0	0	0

3.	The Helios and Matheson Analytics Inc. 2014 Equity Incentive Plan was approved by the following vote:

For	Against	Broker Non vote
1,993,657	290	10,570

4.	At the Annual Meeting, shareholders were also asked to approve, on an advisory basis, the compensation paid to our Chief Executive Officer. The results of the voting are as follows:

For	Against	Abstentions	Broker Non vote
1,993,487	390	70	10,570

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Helios and Matheson Analytics Inc. 2014 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Umesh Ahuja
Chief Financial Officer

Date: May 5, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Helios and Matheson Analytics Inc. 2014 Equity Incentive Plan